UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CELLECTAR BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cellectar Biosciences, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Notice of 2023 Annual Meeting of Stockholders
To Be Held on June 14, 2023

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Cellectar Biosciences, Inc. (the “Company”) will be held on Wednesday, June 14, 2023 at 10:00 A.M., local time, virtually over the internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.virtualshareholdermeeting.com/CLRB2023 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied the proxy materials. We will hold the Annual Meeting for the following purposes:

1.	To vote upon the election of two Class III directors named in this proxy statement;

2.	To approve an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 1,100,000 shares;

3.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.	To hold a non-binding advisory vote to approve named executive officer compensation; and

5.	To transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on Tuesday, April 25, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please authorize proxies to cast your votes today by following the easy instructions in the Notice of Internet Availability of Proxy Materials or, if you requested a printed set of proxy materials, on the proxy card enclosed with the proxy materials.

YOUR VOTE IS IMPORTANT

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend in person.

You can find detailed information regarding voting in the section entitled “General Information” on pages [2] through [7] of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2023:

The Notice of the Annual Meeting, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com.

By order of the Board of Directors

Chad J. Kolean, Secretary
Florham Park, New Jersey
April 28, 2023

Cellectar Biosciences, Inc.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on June 14, 2023

GENERAL INFORMATION

This proxy statement is furnished to the stockholders of Cellectar Biosciences, Inc. (the “Company”, “Cellectar”, “we”, “us”, “our”) in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 14, 2023 at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

We will hold the Annual Meeting as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.virtualshareholdermeeting.com/CLRB2023 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), your proxy card, or the voting instructions that accompanied these proxy materials. We believe that conducting the Annual Meeting as a virtual meeting will encourage higher levels of stockholder participation.

As permitted by the rules of the SEC, we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 28, 2023, we mailed to our stockholders a Notice containing instructions on how to access this proxy statement and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Notice. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Please note that information contained on our website does not constitute a part of, and is not incorporated by reference into, this proxy statement.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at our Annual Meeting?

Stockholders will vote on four proposals at our Annual Meeting:

1.	the election of two Class III director nominees;
2.	the approval of an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan (the “2021 Plan”) by 1,100,000 shares (the “2021 Plan Proposal”);
3.	the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.	to hold a non-binding advisory vote to approve named executive officer compensation.

We will also consider other business, if any, that properly comes before our Annual Meeting.

What happens if other business not discussed in this proxy statement comes before the meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Certificate of Incorporation, our by-laws, and Delaware General Corporation Law (“DGCL”), the named proxies will use their discretion in casting all of the votes that they are entitled to cast.

How does our Board recommend that stockholders vote on the proposals?

Our Board recommends that stockholders vote “FOR” the election of each director nominee, “FOR” the approval of the 2021 Plan Proposal, “FOR” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and “FOR” the approval, on a non-binding advisory basis, of named executive officer compensation.

Who is entitled to vote?

The Record Date for our Annual Meeting is the close of business on April 25, 2023. As of the Record Date, there were issued, outstanding and entitled to vote 9,740,507 shares of our common stock, $0.00001 par value per share. Only stockholders of record of our common stock as of the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

What do I need for admission to our Annual Meeting?

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLRB2023 and using your 16-digit control number included on your Notice, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.

The virtual meeting platform is fully supported across major web browsers and multiple device types. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page. We will endeavor to answer as many questions submitted by stockholders as time permits at the Annual Meeting. Further information regarding procedures for asking questions and rules of conduct for the meeting will be posted on the virtual meeting login page. A replay of our Annual Meeting webcast will be available at www.virtualshareholdermeeting.com/CLRB2023 and will remain there for one year.

How can I vote my shares without attending our Annual Meeting?

If you are a holder of record of shares of common stock of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on your Notice or proxy card.

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. You should follow the instructions in the proxy materials provided to you by that organization to vote your shares or direct the organization on how to vote your shares.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering a written notice of revocation of your proxy to the attention of the Secretary at the following address: 100 Campus Drive, Florham Park, New Jersey 07932;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or as otherwise instructed by such bank, broker or nominee.

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Three). The election of the Class III directors (Proposal One), the 2021 Plan Proposal (Proposal Two) and the approval, on a non-binding advisory basis, of named executive officer compensation (Proposal Four) are non-routine matters.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercises their discretionary voting authority on Proposal Four, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to the other proposals or any other non-routine matters that are properly presented at the Annual Meeting.

What constitutes a quorum?

In accordance with our by-laws, the presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting.

What vote is required to approve each matter to be considered at our Annual Meeting?

Election of Class III Directors (Proposal One). Our by-laws provide for a plurality voting standard for the election of directors in uncontested elections. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the director.

2021 Plan Proposal (Proposal Two). Proposal Two asks our stockholders to approve an increase in the number of shares of common stock available for issuance under our 2021 Plan by 1,100,000 shares. The affirmative vote of a majority of the votes cast is required for approval of Proposal Two. An abstention or a broker non-vote will not affect the outcome of Proposal Two.

Ratification of the Appointment of Baker Tilly US, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023 (Proposal Three). The affirmative vote of a majority of the votes cast is required for the approval of Proposal Three. An abstention on Proposal Four will not have any effect on Proposal Three. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Three.

Advisory Vote on Executive Compensation (Proposal Four). The affirmative vote of a majority of the votes cast is required for approval of Proposal Four. An abstention or a broker non-vote will not affect the outcome of Proposal Four.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Notice or proxy card?

If you hold your shares in more than one account, you will receive a Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or follow the voting instructions on the Notice or proxy card for each account to vote your shares. To ensure that all your shares are represented at the Annual Meeting, we recommend that you vote with regard to every Notice or proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of two Class III director nominees;
•	“FOR” the 2021 Plan Proposal;

•	“FOR” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023; and
•	“FOR” the approval, on a non-binding advisory basis, of named executive officer compensation.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, your shares:

•	will be counted as present for purposes of establishing a quorum;
•	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion the proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Three); and
•	will not be voted in connection with the election of two Class III director nominees named in this proxy statement (Proposal One), the 2021 Plan Proposal (Proposal Two) or the approval, on a non-binding advisory basis, of named executive officer compensation (Proposal Four), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of the proposals to be presented at the Annual Meeting.

Our Board of Directors knows of no matter to be presented at the Annual Meeting other than as described above. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the costs?

This proxy solicitation is being made on behalf of the Board. We will pay all of the costs of this proxy solicitation. We will also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Will a stockholder list be available for inspection?

In accordance with DGCL, a list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 100 Campus Drive, Florham Park, New Jersey 07932.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions toll free at 1-866-540-7095 or via mail at the Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. Stockholders can also contact Investor Relations, Cellectar Biosciences, Inc., 100 Campus Drive, Florham Park, New Jersey 07932, by telephone at (608) 441-8120 or by e-mail to investors@cellectar.com in this manner to indicate that they wish to receive separate sets of proxy materials, or to request that we send only a single set of materials, as applicable. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

When are stockholder proposals or director nominations due for next year’s Annual Meeting?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Certificate of Incorporation, our by-laws, and the rules established by the SEC.

Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2023 annual meeting of stockholders, we must receive the proposal at our executive offices at 100 Campus Drive, Florham Park, New Jersey 07932, no later than December 30, 2023.

Pursuant to our by-laws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 15, 2024 and not later than March 16, 2024 and must otherwise comply with the requirements set forth in our by-laws. Any proposal or nomination should be addressed to the attention of the Secretary, and we suggest that it be sent by certified mail, return receipt requested or through another mailing service that provides tracking information and proof of receipt.

In addition to satisfying the requirements of our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.

Who can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact the Company’s Secretary at 100 Campus Drive, Florham Park, New Jersey 07932 or by telephone at (608) 441-8120.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors divided into three classes: Class I, Class II and Class III. Each director serves a term of three years and until his or her successor is duly elected and qualified. This year, the term of the Class III directors, Stefan D. Loren, Ph.D. and Douglas J. Swirsky, is expiring.

Our Board of Directors has nominated Dr. Loren and Mr. Swirsky to serve as Class III directors for a three-year term, until the 2026 Annual Meeting of Stockholders.

If a nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election and our Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. Our nominees have consented to being named in this proxy statement and have agreed to serve if reelected, and our Board of Directors has no reason to believe that the nominees will be unable to serve.

Our directors as of the date hereof are as follows:

Name	Class	Age	Director Since	Board Committee
James V. Caruso(1)	II	64	2015	‒
Douglas J. Swirsky(2)	III	53	2017	Compensation, Nominating and Corporate Governance
Asher Chanan-Khan, M.B.B.S., M.D.	I	54	2021	Audit
Frederick W. Driscoll	II	72	2017	Compensation, Audit (Chair)
Stefan D. Loren, Ph.D.	III	59	2015	Nominating and Corporate Governance (Chair), Audit
John Neis	I	67	2008	Compensation (Chair), Nominating and Corporate Governance

(1)	President and Chief Executive Officer
(2)	Chairman of the Board

The following biographical descriptions set forth certain information with respect to the nominees for election as Class III directors as well as the continuing directors who are not up for election at the Annual Meeting.

Class III Director Nominees

Stefan D. Loren, Ph.D. Dr. Loren is currently a managing director with Oppenheimer and Company’s healthcare investment banking group, a position he has held since November 2017. Prior to this position, he was the founder and managing member of Loren Capital Strategy (LCS), a strategic consulting and investment firm focused on life science companies since February 2014. Prior to LCS, he headed the life science practice of Westwicke Partners, a healthcare-focused consulting firm from July 2008 to February 2014. Prior to joining Westwicke, he worked as an Analyst/Portfolio Manager with Perceptive Advisors, a health care hedge fund, and MTB Investment Advisors, a long-term oriented family of equity funds. His focus areas included biotechnology, specialty pharmaceuticals, life science tools, and health care service companies. Prior to moving to the buy side, Dr. Loren was Managing Director, Health Care Specialist/Desk Analyst for Legg Mason where he discovered, evaluated, and communicated investment opportunities in the health care area to select clients. In addition, he assisted both advising management teams on strategic options. He started his Wall Street career as a sell side analyst at Legg Mason covering biotechnology, specialty pharmaceuticals, life science tools, pharmaceuticals, and chemistry outsourcing companies. In his research career, Dr. Loren was an early member of Abbott Laboratories Advanced Technologies Division, analyzing and integrating new technological advances in Abbott’s pharmaceutical research. Prior to that, he was a researcher at The Scripps Research Institute, a nonprofit American medical research facility, working with Nobel Laureate K. Barry Sharpless on novel synthetic routes to chiral drugs. Dr. Loren received a doctorate in Organic Chemistry from the University of California at Berkeley and an undergraduate degree in Chemistry from UCSD. His scientific work has been featured in Scientific American, Time, Newsweek, and Discover, as well as other periodicals and journals. Dr. Loren’s extensive experience in the biotechnology and financial industries make him a highly qualified member of our Board of Directors.

Douglas J. Swirsky. Since March 2023, Mr. Swirsky has served as Chief Financial Officer of MaxCyte, Inc., a publicly traded biotechnology company. Prior to joining MaxCyte, Mr. Swirsky served as Chief Financial Officer and Treasurer of AavantiBio, Inc., a privately held biotechnology company from February 2021 to December 2022, and previously served as AavantiBio’s Interim President and a director from May 2020 to October 2020. Prior to AavantiBio, Mr. Swirsky served as President, Chief Executive Officer and a director of Rexahn Pharmaceuticals, a clinical-stage biopharmaceutical company from November 2018 to November 2020, having previously served as Rexahn’s President and Chief Financial Officer from January 2018 until his appointment as CEO. Prior to Rexahn, Mr. Swirsky served as President and Chief Executive Officer of GenVec, Inc., a clinical-stage biopharmaceutical company, from 2013 to June 2017. From 2006 until his appointment as CEO in 2013, Mr. Swirsky served as Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of GenVec. Mr. Swirsky previously held investment banking positions at Stifel, UBS, PaineWebber, Morgan Stanley, and Legg Mason. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his undergraduate degree in business administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Swirsky is a Certified Public Accountant and a CFA® charterholder. Within the past five years, Mr. Swirsky has also served on the board of Fibrocell Science, Inc., Pernix Therapeutics Holdings, Inc. and NeuroBo Pharmaceuticals, Inc. Mr. Swirsky’s distinguished career in financial services and corporate management, including his investment banking experience and his experience serving as a principal executive officer and principal financial officer, make him a highly qualified member of our Board of Directors. Mr. Swirsky has completed the NACD Directorship Certification® program, which is designed to enhance a director’s ability to effectively contribute in the boardroom.

Class I Directors – Term Expiring 2024

Asher Chanan-Khan, M.B.B.S., M.D. Dr. Chanan-Khan currently serves as Professor of Medicine & Oncology at the Mayo Clinic School of Medicine, a position he has held since November 2011. He served as Chair, Department of Hematology & Oncology at the Mayo Clinic, Florida from October 2011 to January 2018. Prior to joining Mayo Clinic, Dr. Chanan-Khan spent over a decade as an attending physician at the Roswell Park Comprehensive Cancer Center. He was a tenured member of the Faculty of Medicine at the State University of New York (SUNY) Buffalo. Dr. Chanan-Khan received his Bachelor of Medicine and Bachelor of Surgery from the Allama Iqbal Medical College of Punjab University in Lahore Pakistan. He then completed an internship and residency in Internal Medicine from the College of Physicians & Surgeons at Columbia University in New York followed by fellowships in Hematology and Medical Oncology from New York University. In addition, he also completed a fellowship in translational research from Dr. Takeshita’s laboratory at NYU. Dr. Chanan-Khan’s extensive experience in oncology and hematology make him a highly qualified member of our Board of Directors.

John Neis. Mr. Neis is a Managing Director of Venture Investors LLC, a healthcare-focused venture capital firm, a position he has held since 2021. He led the firm and headed the firm’s Health Care practice from 2000 to 2021. He was recently named to join the Board of Directors of the National Venture Capital Association. He also serves on the Board of Directors of privately held Delphinus Medical Technologies, Inc. and Health Scholars, Inc. He serves on the Board of Directors of the Wisconsin Technology Council, the science and technology advisor to Wisconsin’s Governor and Legislature. He serves on the Board of Trustees at the Morgridge Institute for Research. He also serves on the Weinert Applied Ventures Program Advisory Board in the School of Business and chairs the Tandem Press Advisory Board in the School of Education at the University of Wisconsin – Madison. He holds a B.S. in finance from the University of Utah, and received a M.S. in Marketing and Finance from the University of Wisconsin – Madison. He is a Chartered Financial Analyst. Mr. Neis’ extensive experience leading emerging companies and his financial experience makes him a highly qualified member of our Board of Directors.

Class II Directors – Term Expiring 2025

James V. Caruso. Mr. Caruso came to Cellectar from Hip Innovation Technology, a medical device company where he was a founder and served as Executive Vice President and Chief Operating Officer from August 2010 to June 2015, and he currently serves on their board. Prior to his time at Hip Innovation Technology, he was Executive Vice President and Chief Commercial Officer of Allos Therapeutics, Inc., an oncology company acquired by Spectrum Pharmaceuticals, from June 2006 to August 2010. He was also Senior Vice President, Sales and Marketing, from June 2002 to May 2005, at Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation. In addition, Mr. Caruso has held key positions at several well-known pharmaceutical companies, including Novartis, where he was Vice President of Neuroscience Specialty Sales, BASF Pharmaceuticals-Knoll, where he was Vice President, Sales, and Bristol-Myers Squibb Company in several senior roles. Mr. Caruso earned a Bachelor of Science degree in Finance from the University of Nevada. Mr. Caruso’s extensive experience in the biotechnology industry and his recent experience as our Chief Executive Officer make him a highly qualified member of our Board of Directors.

Frederick W. Driscoll. Mr. Driscoll currently serves as Interim CFO for Invivyd, Inc., a biopharmaceutical company developing antibody therapies for infectious diseases, a position he has held since October 2022. Mr. Driscoll served as CFO of Renovacor from March to June in 2022, while the company was in the process of being sold to Rocket Pharmaceuticals. Mr. Driscoll served as Chief Financial Officer at Flexion Therapeutics, a biopharmaceutical company, from 2013 to 2017, spearheading an initial public offering in 2014. Prior to joining Flexion, he was Chief Financial Officer at Novavax, Inc., a publicly traded biopharmaceutical company, from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as Chief Executive Officer of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company later acquired by GlaxoSmithKline. He previously served as Genelabs’ Chief Financial Officer from 2007 to 2008. From 2000 to 2006, Mr. Driscoll served as Chief Executive Officer at OXiGENE, Inc., a biopharmaceutical company. Mr. Driscoll has also served as Chairman of the Board and Audit Committee Chair at OXiGENE and as a member of the Audit Committee for Cynapsus, a specialty central nervous system pharmaceutical company which was sold to Sunovion Pharmaceuticals in 2016. Mr. Driscoll earned a Bachelor’s degree in accounting and finance from Bentley University. Mr. Driscoll is a member of the board of directors of Cue Biopharma and MEI Pharma. Mr. Driscoll’s significant corporate management and board experience at multiple biotechnology companies as well as his strong financial background make him a highly qualified member of our Board of Directors.

Recommendation

Our Board of Directors recommends that you vote FOR the election of Dr. Loren and Mr. Swirsky.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 2
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2021 PLAN

Our Board has adopted and is seeking stockholder approval of an amendment to our 2021 Plan to increase the number of shares of common stock that are available to be issued under the 2021 Plan by 1,100,000 shares (subject to adjustment for stock splits, stock dividends and similar events). No additional changes to the 2021 Plan are proposed. There were 10,754 shares of common stock available for future grants or awards as of April 25, 2023.

Our Board recommends approval of the increase in shares of common stock available under the 2021 Plan in order to enable us to continue to provide equity compensation to attract, retain and motivate current and prospective directors, officers, employees and consultants. Our Board believes that stock options and other forms of equity compensation promote growth and provide a meaningful incentive to directors and employees of successful companies.

As a clinical phase biopharmaceutical business, the Company relies heavily upon stock incentive compensation to attract and retain key employees and other key service providers and has limited financial resources to utilize cash compensation as an alternative means to attract and retain such individuals. As of the Record Date, there were 9,740,507 shares of our common stock outstanding. Our current dilution (which is the number of shares available for grant under our equity compensation plans plus the number of shares subject to unexercised or unvested outstanding equity awards as of April 25, 2023, divided by the total number of shares of our common stock outstanding) is approximately 13%. If the proposed amendment to the 2021 Plan is approved, the potential dilution from authorized issuances for stock-based awards will increase to approximately 24%.

The following is a summary of the material terms of our 2021 Plan (as proposed to be amended, the “Amended 2021 Plan”). The summary is qualified in its entirety by reference to the complete text of the Amended 2021 Plan. Stockholders are urged to read the actual text of the 2021 Plan and the proposed plan amendment, which are set forth as Appendix A to this proxy statement.

Summary of the Amended 2021 Plan

The Amended 2021 Plan terminates on the tenth anniversary of its effective date of March 4, 2021, unless it is earlier terminated by our Board.

The Amended 2021 Plan authorizes:

•	the grant of stock options to purchase shares of common stock intended to qualify as incentive stock options (“incentive options”);
•	the grant of stock options not intended to qualify as incentive options or which otherwise do not satisfy the requirements to be incentive options (“non-statutory options”);
•	the grant of restricted and unrestricted shares of common stock;
•	the grant of rights to receive shares of common stock, cash payments or a combination of shares and cash based on, or measured by, appreciation in the market price of common stock (“stock appreciation rights”);
•	the grant of units representing the right to receive, upon vesting, shares of common stock (“restricted stock units”); and
•	the grant of awards entitling the recipient to acquire shares of common stock or cash upon attainment of specified performance goals (“performance shares”).

The Amended 2021 Plan is administered by the Compensation Committee of our Board (the “Compensation Committee”) consisting of not less than two (2) persons each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee selects the individuals to whom awards are granted and determines the terms of each award, subject to the provisions of the Amended 2021 Plan. The Compensation Committee has the power and authority to grant and modify awards consistent with the terms of the Amended 2021 Plan, including the power and authority to accelerate the exercisability or vesting of all or any portion of an award. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to unvested shares of common stock subject to any outstanding awards.

Awards other than incentive options may be granted under the Amended 2021 Plan to officers, directors, employees, consultants and advisers who render services to us and our subsidiaries. Incentive options may be granted under the Amended 2021 Plan to employees (including officers and directors who are employees) of us or one of our subsidiaries. As of the Record Date, 5 non-employee directors, 5 executive officers and 10 non-officer employees were eligible to participate in the Amended 2021 Plan, if selected by the Compensation Committee for participation.

Shares Issuable Under the Amended 2021 Plan. The maximum number of shares of common stock which may be issued in respect of awards granted under the plan, subject to adjustment upon changes in capitalization as described below, is 3,100,000 shares of common stock, plus an additional number of shares of common stock that were available for awards under the Company’s Amended and Restated 2015 Stock Incentive Plan and Amended and Restated 2006 Stock Incentive Plan (the “Prior Plans”) at the time of the 2021 Plan first became effective. For purposes of this limitation, the shares of common stock underlying any awards, or awards under the Prior Plans, as applicable, which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than (i) shares of common stock tendered as payment for a stock option exercise; (ii) shares of common stock withheld to cover taxes; (iii) shares of common stock added back that have been repurchased by the Company using stock option proceeds; and (iv) stock-settled awards where only the actual shares delivered count against the plan) shall be added back to the shares of common stock with respect to which awards may be granted under the Amended 2021 Plan. Shares of common stock issued under the Amended 2021 Plan may be authorized but unissued shares or shares reacquired by the Company. As of the Record Date, the closing stock price of a share of common stock as reported on Nasdaq was $1.48.

Incentive Options and Non-Statutory Options. Stock options represent the right to purchase shares of our common stock. The exercise price of all stock options granted under the Amended 2021 Plan must be at least equal to the fair market value of the common stock on the date of grant (110% in the case of an incentive option granted to an optionee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary or parent corporation). The Compensation Committee determines when options become vested and exercisable.

Stock options may not be exercisable more than ten years from the date of grant (five years in the case of an incentive option held by an optionee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary or parent corporation). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options, which first become exercisable by an employee or officer in any calendar year, may not exceed $100,000.

Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee’s lifetime, only by the optionee. The Compensation Committee in its discretion may determine the conditions with respect to any transfer or termination of any stock options granted under the Amended 2021 Plan. In the absence of a specific period of time set forth in the applicable award agreement, following a termination of employment, stock options generally will remain exercisable (to the extent vested as of the termination date) until:

•	90 days following retirement or termination by us without cause;
•	30 days following voluntary termination by the optionee;
•	90 days following the permanent disability of the optionee; and
•	180 days following the death of the optionee.

Provided however that in no event will any stock option be exercisable after the expiration of the term of such stock option, and provided further that in the event that the optionee’s employment with us or one of our subsidiaries is terminated for cause, any stock option held by such optionee will immediately terminate and be of no further force and effect.

Payment of the exercise price may be made by one or more of the following methods:

•	with cash, certified or bank check or other instrument acceptable to the Compensation Committee;
•	if provided for in the option agreement, with shares of common stock that are not subject to restrictions having a fair market value equal to the option price for such shares;
•	if provided for in the option agreement, an exercise notice with irrevocable instructions to a broker to promptly deliver cash or a check payable to us to pay the purchase price; or
•	if provided for in the option agreement, reduction of the number of shares of common stock otherwise issuable to the optionee upon the exercise of the stock option by a number of shares of common stock having a fair market value equal to the aggregate exercise price.

Restricted and Unrestricted Stock Awards. Restricted stock awards entitle the recipient the right to acquire, for such purchase price, if any, as may be determined by the Compensation Committee, shares of common stock that are subject to restrictions on transferability and such other restrictions and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee determines the restrictions and conditions, including continued employment and/or achievement of pre-established performance goals and objectives. In the event of a termination of employment by us or our subsidiaries for any reason, any shares of restricted stock which are not then vested will be automatically forfeited to us. Upon satisfaction of the applicable restrictions and conditions, the shares of common stock subject to a restricted stock award become transferable and our right of forfeiture will lapse., Unrestricted stock awards entitle the recipient to shares of common stock free of any restrictions under the Amended 2021 Plan, as a purchase price (if any) determined by the Compensation Committee.

Stock Appreciation Rights. Stock appreciation rights entitle the holder the right to receive the appreciation of the fair market value of a specified number of shares of common stock over the exercise price of the stock appreciation rights, subject to the satisfaction of such restrictions and conditions as the Compensation Committee may determine. The exercise price of all stock appreciation rights granted under the Amended 2021 Plan must be at least equal to the fair market value of the common stock on the date of grant. In the applicable award agreement, the Compensation Committee may determine whether the amount of such appreciation will be settled in stock, cash or a combination of both.

Restricted Stock Units. Restricted stock unit awards entitle the holder the right to receive shares of common stock (or equivalent cash, at the Compensation Committee’s discretion), subject to the satisfaction of such restrictions and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee determines the restrictions and conditions applicable to any restricted stock units. Except to the extent that the Compensation Committee provides otherwise, a recipient’s right in restricted stock units that have not vested will automatically terminate immediately following the recipient’s termination of employment (or cessation of service relationship) with us and our subsidiaries.

Performance Share Awards and Other Performance-Based Awards. Performance share awards entitle the holder the right to receive shares of common stock (or equivalent cash, at the Compensation Committee’s discretion) upon the attainment of specified performance goals, subject to the satisfaction of such other restrictions and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee determines the performance goals, the periods during which the performance is measured and all other restrictions and conditions.

Amendment or Termination of the Amended 2021 Plan. Our Board may amend or terminate the Amended 2021 Plan at any time and from time to time, and the Compensation Committee may amend or cancel outstanding awards for changes in the law or other lawful purpose, provided that (i) such changes may not adversely affect the rights under outstanding awards without the consent of the holder and (ii) neither the Board nor the Compensation Committee will have the power or authority to decrease the exercise price of any outstanding stock option or stock appreciation right, other than in connection with certain corporate events impacting the Company’s capital stock. No award granted under the Amended 2021 Plan while the plan is in effect will be adversely altered or impaired by the termination of the plan without the consent of the holder

Adjustments. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of common stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of common stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Compensation Committee will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Amended 2021 Plan, (ii) the number of shares of common stock that may be granted to any individual recipient, (iii) the maximum number of shares that may be granted under a performance-based award, (iv) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2021 Plan, (v) the repurchase price per share subject to each outstanding restricted stock award, and (vi) the exercise price for each share of common stock subject to any then outstanding stock options and stock appreciation rights under the Amended 2021 Plan. The adjustment by the Compensation Committee will be final, binding and conclusive.

Change of Control. Upon the occurrence of a “Change of Control” under the Amended 2021 Plan, the Compensation Committee may, in its discretion, take one or more of the following actions: (i) provide for the acceleration of exercisability or payment of an award; (ii) provide for termination of awards not exercised prior to the Change of Control; (iii) provide cancellation an award in exchange for payment to the award holder of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the award had the award been exercised or paid upon the change in control; (iv) adjust the terms of the award in a manner determined by the Compensation Committee to reflect the Change of Control; (v) cause the award to be assumed or substituted by another entity; or (vi) make such other provision as the Compensation Committee deems equitable to the holders of the awards and in the best interests of the Company.

Under the 2021 Amended Plan, “Change of Control” is defined to mean, generally, (i) with respect to an award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the occurrence of any event which constitutes a change of control under Section 409A of the Code and the regulations thereunder, and (ii) with respect to any other award, (A) certain acquisitions of more than 50% of the combined voting power of the Company’s then outstanding voting securities, (B) certain changes in the majority composition of the Board, (C) the consummation of certain mergers, consolidations, or similar corporate transactions involving the Company, (iv) a complete liquidation or dissolution of the Company, or (v) a sale or other disposition of all or substantially all of the Company’s assets (other than a transfer to a subsidiary).

New Plan Benefits

In general, benefits that will be awarded or paid under the Amended 2021 Plan, if stockholder approval of this Proposal Two is obtained, cannot currently be determined as such future awards are within the Compensation Committee’s discretion. Although future benefits cannot be determined, in 2023, the Compensation Committee awarded stock options to certain employees of the Company that were contingent on obtaining stockholder approval of an increase in the available shares under the Amended 2021 Plan. In the event stockholders do not approve the Amended 2021 Plan, such stock options will terminate for no consideration.

The following table shows information regarding the awards made on January 16, 2023 under the Amended 2021 Plan, which were contingent on stockholder approval of the Amended 2021 Plan. The effectiveness of these awards was expressly made subject to stockholder approval of the Amended 2021 Plan at the Annual Meeting.

Name and Position	Number of Stock Options
James V. Caruso, President and Chief Executive Officer	261,000
Chad J. Kolean, Chief Financial Officer	104,000
Jarrod Longcor, Chief Operating Officer	144,000
All current executive officers, as a group (5 persons)	609,000
All current directors who are not executive officers, as a group (5 persons)	_
All employees, including all current officers who are not executive officers, as a group (11 persons)	609,000
Each nominee for election as a director (2 persons)	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—

Historical Equity Awards Table

The following table shows the number of awards made under the 2021 Plan to named executive officers, current executive officers as a group, current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, in each case since the inception of the 2021 Plan:

Name and Position	Number of Stock Options (1)
James V. Caruso, President and Chief Executive Officer	858,400
Chad J. Kolean, Chief Financial Officer	208,000
Jarrod Longcor, Chief Operating Officer	394,050
All current executive officers, as a group (5 persons)	1,560,450
All current directors who are not executive officers, as a group (5 persons)	118,447
All employees, including all current officers who are not executive officers, as a group (11 persons)	180,447
Each nominee for election as a director (2 persons):	—
Stefan D. Loren, Ph.D.	7,800
Douglas J. Swirsky	11,700
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—

(1)	The amounts in this column are inclusive of the options disclosed in the New Plan Benefits table that were granted subject to stockholder approval.

Federal Income Tax Information with Respect to the Amended 2021 Plan

The following summarizes certain U.S. federal income tax considerations generally applicable to awards granted under the Amended 2021 Plan. This summary does not purport to be complete and is based on current provisions of the U.S. federal tax laws and regulations, all of which are subject to change (possibly with retroactive effect) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Non-Statutory Options. The grantee of a non-statutory option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-statutory option, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares (which will be long-term capital gain if the shares are held for more than one year). Subject to certain limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-statutory option.

Incentive Options. The grantee of an incentive option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon exercise of an incentive option, but the excess of the fair market value of the underlying shares over the option exercise price at the time of exercise will constitute an item of tax preference for purposes of the alternative minimum tax. If no disposition of shares acquired upon exercise of the option is made by the option holder within the later of (i) two years from the date of the grant of the option and (ii) one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee and is taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

In connection with the sale of the shares covered by incentive options, we are allowed a deduction for federal tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an incentive option within the later of two years of the date of the option grant or one year after the exercise of the option), subject to certain limitations on the deductibility of compensation paid to executives.

Restricted Stock Awards. The grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, the grantee otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the grantee held the shares for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture).

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date of grant less the amount, if any, the grantee paid for such stock. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the disposition is more than one year after the date of grant). Grantees of restricted stock awards are advised to consult their own tax advisors with regard to elections pursuant to Section 83(b) of the Code.

Unrestricted Stock Awards. Upon receipt of common stock pursuant to an unrestricted stock award, the grantee will recognize as ordinary income the difference between the fair market value of the common stock less the amount, if any, the grantee paid for such stock. The grantee’s basis in such shares will be equal to the fair market value of the shares on the date of receipt, and this basis will be used in determining any capital gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted or unrestricted stock award as ordinary income for the year in which such income is recognized.

Stock Appreciation Rights. The grantee of a stock appreciation right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a stock appreciation right, the grantee will recognize as ordinary income the excess of the fair market value of the common stock delivered to the grantee (and the amount of cash, if any, paid to the grantee) in connection with such exercise.

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a stock appreciation right as ordinary income for the year in which the stock appreciation right is exercised.

Restricted Stock Units. The grantee of a restricted stock unit recognizes no income for federal income tax purposes on the grant thereof. When the cash or shares (as applicable) are transferred (upon vesting of the award), the grantee will recognize as ordinary income the value of cash or shares transferred. If shares are received, the grantee’s basis in such shares will be equal to the fair market value of the shares upon receipt, and this basis will be used in determining any gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted stock unit as ordinary income for the year in which such income is recognized.

Performance Share Awards. The federal income tax laws applicable to performance share awards are the same as those applicable to restricted stock units, described above.

Withholding. Subject to certain limitations, we are required to withhold taxes from amounts taxable to our employees as compensation.

Recommendation

Shares available under the 2021 Plan will not be increased unless the amendment is approved by stockholders. If the amendment to the 2021 Plan is not approved by stockholders, the 2021 Plan will remain in effect in its current form, with the remaining pool of shares, and we may not have sufficient shares available to meet our needs for the next year.

Our Board of Directors recommends that you vote FOR the approval of the increase in the number of shares of common stock available for issuance under our 2021 Plan.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 concerns the ratification of the appointment by our Audit Committee of Baker Tilly US, LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Under the rules of the SEC and the Nasdaq Stock Market, the appointment of our independent registered public accounting firm is the direct responsibility of our Audit Committee. Although ratification by our stockholders of this appointment is not required by law, our Board of Directors believes that seeking stockholder ratification is a good practice, which provides stockholders an avenue to express their views on this important matter. If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and our stockholders.

Our Audit Committee has appointed Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board of Directors recommends that stockholders vote to ratify the appointment. If our stockholders do not ratify the appointment of Baker Tilly US, LLP, the Audit Committee may reconsider its decision. In any case, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in our best interest and the best interest of our stockholders. We expect that representatives of Baker Tilly US, LLP will not attend the Annual Meeting, but will be available by telephone. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees

The following table shows fees for professional audit services, audit-related fees, tax fees and other services rendered by Baker Tilly US, LLP, including its affiliates, for the audit of our annual financial statements for the fiscal years ended December 31, 2021 and 2022:

Fee Category	Fiscal 2021	Fiscal 2022
Audit fees	$247,117	$294,939
Audit-related fees	–	–
Tax fees	–	–
All other fees	–	–
Total fees	$247,117	$294,939

Audit Fees. Audit fees were for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

Audit-Related Fees. Audit-related fees include fees for assurance and related services by the principal accountant that are reasonably related to the performance of audit and reviews but that are not included under “Audit Fees” above.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and planning and mergers and acquisitions.

All Other Fees. All other fees include assistance with miscellaneous reporting requirements and interpretation of technical issues.

Our Audit Committee has determined that the services Baker Tilly US, LLP performed for us during fiscal 2022 were at all times compatible with its independence.

Policy on Pre-Approval of Audit and Non-Audit Services

At present, our Audit Committee approves each engagement for audit and non-audit services before we engage Baker Tilly US, LLP to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage Baker Tilly US, LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by Baker Tilly US, LLP for the fiscal year ended December 31, 2022 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Recommendation

Our Board of Directors and the Audit Committee recommend that you vote FOR ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT

The Board appointed the Audit Committee to review the Company’s financial statements and financial reporting procedures, the adequacy and effectiveness of its accounting and financial controls and the independence and performance of its independent registered public accounting firm. The Audit Committee also selects our independent registered public accounting firm.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and affirming their independence on an annual basis. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by the Company’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we have:

•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2022 with management and Baker Tilly US, LLP;

•	discussed with Baker Tilly US, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•	received the written disclosures and the letter from Baker Tilly US, LLP required by the applicable requirements of the Public Company Accounting Oversight Board; and

•	discussed the independence of Baker Tilly US, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also appointed Baker Tilly US, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.

Submitted by the Audit Committee of our Board of Directors,

Frederick W. Driscoll, Chairman
Asher Chanan-Khan, M.B.B.S., M.D.

Stefan D. Loren, Ph.D.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement. We refer to this non-binding advisory vote as the “say on pay” vote. Although this vote is not binding on us, we value the opinion of our stockholders and will carefully consider the outcome of the vote as we make future decisions on executive compensation. In accordance with the preference expressed by our stockholders at the 2021 annual meeting, we intend to hold an advisory vote on executive compensation every year.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Cellectar Biosciences, Inc. approve, on a non-binding advisory basis, the compensation paid to its named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders.”

Recommendation

Our Board of Directors recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our NEOs.

EXECUTIVE OFFICERS

Our executive officers as of the date hereof are as follows:

Name	Age	Position
James V. Caruso	64	President, Chief Executive Officer and Director
Chad J. Kolean	58	Vice President, Secretary and Chief Financial Officer
Jarrod Longcor	50	Chief Operating Officer
Shane Lea	50	Chief Commercial Officer
Andrei Shustov	52	Senior Vice President, Medical

Biographical information for Mr. Caruso is provided under the header “Proposal One: Election of Directors.” Biographical information for our executive officers who are not directors is set forth below.

Jarrod Longcor. Mr. Longcor was appointed Chief Operating Officer in February 2022. He previously served as Chief Business Officer from September 2017 to January 2022 and Senior Vice President of Corporate Development and Operations from July 2016 to August 2017. Mr. Longcor brings years of pharmaceutical and biotech experience to Cellectar and was previously the Chief Business Officer for Avillion LLP, a drug development company. In this role, he was responsible for executing the company’s unique co-development partnership strategy. Prior to Avillion, Mr. Longcor was the Vice President of Corporate Development for Rib-X Pharmaceuticals, Inc. (now Melinta Therapeutics), a publicly-traded biopharmaceutical company where he was responsible for identifying and concluding several critical collaborations for the company, including a major discovery collaboration with Sanofi Aventis valued over $700M. Prior to Rib-X, Mr. Longcor held key positions in several small to midsized biotech companies where he was responsible for business development, strategic planning and operations. Mr. Longcor holds a B.S. from Dickinson College, a M.S. from Boston University School of Medicine and an M.B.A. from Saint Joseph’s University’s Haub School of Business.

Chad J. Kolean. Mr. Kolean was appointed our Vice President and Chief Financial Officer in February 2022 and our Secretary in April 2022. Mr. Kolean has more than 30 years of experience at both public and private companies. Most recently, he served as Chief Financial Officer of Vivex Biologics, Inc., a developer, manufacturer and distributor of regenerative medical products from October 2019 to January 2022. Prior to his service at Vivex Biologics, Inc., Mr. Kolean served as Chief Financial Officer of Titan Spine, Inc., a designer, manufacturer and distributor of titanium spinal implants from September 2017 to September 2019 (Titan was acquired by Medtronic plc in June 2019). Prior to his time at Vivex, Mr. Kolean served as Chief Financial Officer of Cellectar from May 2014 to September 2017. Before that, Mr. Kolean served as Chief Financial Officer of Pioneer Surgical Technology, Inc., a global manufacturer and distributor of spinal, biological and orthopedic implants from April 2012 until its acquisition by RTI Biologics in July 2013, and Chief Accounting Officer from September 2011 to March 2012. Prior to Pioneer, Mr. Kolean was the Corporate Controller of TomoTherapy, Inc., a publicly traded developer and manufacturer of radiation oncology equipment from July 2010 to August 2011 (TomoTherapy merged with Accuray Incorporated in June 2011). Mr. Kolean also served as Director of Financial Reporting for Pioneer Surgical Technology, Inc. from March 2009 to July 2010. From 2001 to 2008, Mr. Kolean held a number of leadership positions at Metavante Corporation, a provider of banking and payments technologies and services to financial institutions, including: Director of Planning, Analysis and Reporting, Vice President and FSG Controller and Vice President of Shared Services. Prior to his tenure at Metavante, Mr. Kolean held leadership roles at Snap-On Inc., Herman Miller, Inc. and Kaydon Corporation. Mr. Kolean began his career at Arthur Andersen LLP where he practiced as a certified public accountant. Mr. Kolean holds a B.A. in Business Administration from Hope College.

Shane Lea. Mr. Lea was appointed our Chief Commercial Officer in November 2022. Mr. Lea brings to Cellectar Biosciences comprehensive commercial leadership experience in hematology and oncology. In his most recent prior role as senior vice president hematology at TG Therapeutics, a biotech company, he oversaw the sales, marketing and analytics teams for the hematology franchise. Mr. Lea held this position from October 2021 to July 2022. Prior to TG Therapeutics, Mr. Lea served as vice president, hematology myeloid franchise at Bristol Myers Squibb, a global pharmaceutical company, from November 2019 to September 2021. Prior to this position, he had served in various roles at Celgene Corporation, a pharmaceutical company (prior to its acquisition by Bristol-Myers Squibb Company (“BMS”)), since 2012. Mr. Lea was responsible for building and leading commercial teams supporting the successful launches for Revlimid in lymphoma, Idhifa, Inrebic, Reblozyl and Onureg during his tenure at Celgene and BMS. Earlier in his career he served in a variety of commercial leadership roles across biotech and multinational pharmaceutical companies, including: Allos Therapeutics, ImClone Systems, Abraxis Bioscience, Sanofi-Aventis, Aventis Oncology, Parke-Davis and Novartis. Mr. Lea holds a Bachelor of Business Administration, Marketing from the University of Louisiana Monroe.

Andrei Shustov. Dr. Shustov was appointed our Senior Vice President, Medical in February 2023. Dr. Shustov brings over three decades of research, clinical, development, and academic experience in hematologic malignancies. He most recently served as Senior Medical Director, Late-Stage Clinical Development at Seagen, Inc., a biotechnology company focused on antibody-drug-conjugate-based therapies for the treatment of cancer, where he provided clinical expertise and oversight of regulatory submissions and development activities within the Global Development Team from October 2021 through January 2023. Prior to Seagen, Dr. Shustov spent 15 years serving on faculty in the Division of Hematology, Department of Medicine at the University of Washington and Fred Hutchinson Cancer Research Center in Seattle, finishing his academic career as full Professor of Medicine. His clinical and translational research focus was lymphoid malignancies and novel treatment platforms. Dr. Shustov is author or co-author on over 100 research papers; author of 10 hematology/oncology chapters in medical textbooks; and has been principal or lead investigator in over 40 clinical studies investigating new therapies in hematology for companies such as Bristol-Myers Squibb, Celgene, Merck, Gilead, Seattle Genetics, Millennium, AstraZeneca, and Pfizer among others, several of which resulted in regulatory approvals. Dr. Shustov completed his residency in internal Medicine in 2003 at WellSpan Health in York, PA, and his fellowship in hematology/medical oncology in 2006 at the University of Washington School of Medicine in Seattle, Washington. He received his Doctor of Medicine in 1987 from the Crimea Medical Institute, Simferopol, Ukraine.

CORPORATE GOVERNANCE

Classified Board of Directors

Our Board consists of six members and is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Director Independence

Our Board of Directors has determined that, with the exception of Mr. Caruso, who is our employee, all of the members of our Board of Directors are “independent directors” under the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Stock Market. Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an “independent director” under the rules of the Nasdaq Stock Market applicable to such committees.

Board Leadership Structure

The Board does not have a formal policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate and believes that it should retain the flexibility to make this determination in the manner it believes will provide the most appropriate leadership for our Company from time to time. Currently, we split these positions with Douglas Swirsky serving as Chairman of the Board and James V. Caruso serving as Chief Executive Officer. We believe that our current separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole.

The duties of our independent Chairman include the following:

•	Oversee that governance policies and practices are in place.

•	Approve board of directors meeting agenda.

•	Work with committee chairs to set committee agendas, considering strategic issues facing the Company, and with input from other directors and the CEO.

•	Preside over board of directors and annual shareholder meetings.

•	Attend committee meetings as appropriate.

•	Coordinate effective communication between respective committee chairs and management.

•	Oversee orientation for new directors and ongoing education for directors.

•	Oversee that the board of directors receives accurate, timely, and clear information on:

•	The Company’s performance;

•	The issues, challenges, and opportunities facing the Company; and

•	Matters reserved to it for decision.

•	Facilitate effective communication and constructive relationships between the board of directors and management.

•	Serve as spokesperson for the board of directors.

•	Meet with shareholders when engagement requested.

Board Diversity Matrix

The table below provides information regarding certain diversity attributes of our Board members and nominees as of April 25, 2023, with categories as set forth by Nasdaq Listing Rule 5605(f).

Board Diversity Matrix
Total Number of Directors: 6
	Female	Male
Gender Identity
Directors	—	6
Demographic Background
Asian	—	1
White	—	5

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter. The composition and responsibilities of each of the committees of our Board of Directors are described below and copies of the charters are available on our website at www.cellectar.com.

Audit Committee. Our Audit Committee is currently composed of Mr. Driscoll (Chairman), Dr. Chanan-Khan and Dr. Loren. The Board has determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Exchange Act. The Board has also determined that Mr. Driscoll is an “audit committee financial expert” within the meaning of the applicable SEC rules and regulations. The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board, and the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, and our independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Audit Committee met four times during the fiscal year ended December 31, 2022.

Compensation Committee. Our Compensation Committee is currently composed of Mr. Neis (Chairman), Mr. Driscoll and Mr. Swirsky. The Board has determined that each member of our Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s responsibilities include providing recommendations to the Board regarding the compensation levels of directors; approving, or recommending for approval by the Board, the compensation levels of executive officers; providing recommendations to our Board regarding compensation programs; administering our incentive compensation plans and equity-based plans; authorizing grants under our 2021 Plan; and authorizing other equity compensation arrangements. Our Compensation Committee met twice during the fiscal year ended December 31, 2022. The Compensation Committee shall have the authority to retain, at Company expense, independent advisers (including legal counsel, accountants and independent compensation or other consultants) as it determines necessary to carry out its duties, and shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee. In 2021, the Compensation Committee retained Aon/Radford as an independent consultant to advise it on compensation matters. Aon/Radford was engaged directly by and reported directly to our Compensation Committee and did no other work for the Company. The Compensation Committee considered the applicable Nasdaq listing rules and determined that Aon/Radford qualified as an independent compensation consultant in accordance with applicable SEC and Nasdaq listing rules and regulations.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently composed of Dr. Loren (Chairman), Mr. Neis and Mr. Swirsky. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee’s responsibilities include, to the extent deemed necessary or appropriate by the committee: developing and recommending to the Board criteria for the selection of individuals to be considered as candidates for election to the Board; identifying individuals qualified to become members of the Board; making recommendations to the Board regarding its size and composition; approving director nominations to be presented for stockholder approval at the Company’s annual meeting; approving nominations to fill any vacancies on the Board; and developing and recommending corporate governance principles to the Board. Our Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2022.

Director Qualification Standards

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of the Board. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Nominating and Corporate Governance Committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Nominating and Corporate Governance Committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee considers factors such as gender, ethnicity/race and other characteristics when evaluating how a candidate for director could contribute to the diversity of the Board. In the case of incumbent directors whose terms are set to expire, the Nominating and Corporate Governance Committee also gives consideration to each director’s prior contributions to the Board. In selecting candidates to recommend for nomination as a director, the Nominating and Corporate Governance Committee abides by our company-wide non-discrimination policy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and uses the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. We suggest that stockholders make recommendations by writing to the chairman of the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references to enable the Nominating and Corporate Governance Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide the Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. Stockholder may also directly nominate director candidates through the procedures set forth in our by-laws.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics (the “Code”) applicable to our employees, officers and directors. A copy of our Code is available on our principal corporate website at www.cellectar.com. Amendments to the Code or waivers of this Code may be made only by the Audit Committee and the Board of Directors and must be promptly disclosed to stockholders as required by Nasdaq listing rules, SEC regulation or any other law or regulation.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Role of the Board in Risk Oversight

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, cybersecurity and technology, financial, legal and compliance, regulatory, strategic and competitive, and brand and reputational risks. As a smaller reporting company with a small Board of Directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters. In addition, the Board has delegated risk oversight to each of its committees within their areas of responsibility. Our Compensation Committee assists the Board in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our Audit Committee assists the Board in its risk oversight function by reviewing our system of disclosure controls and procedures and our internal control over financial reporting. Our Nominating and Corporate Governance Committee assists the Board in its risk oversight function by managing risks associated with director candidate selection, governance and succession matters. Our Nominating and Corporate Governance Committee also oversees the Company’s environmental, sustainability and governance (ESG) efforts and related risks.

Evaluations of the Board of Directors

The Board of Directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Nominating and Corporate Governance Committee. The Board of Directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board of Directors or any committee thereof or of the directors.

Meetings of the Board of Directors

Board Meetings. Our Board of Directors held four meetings during the fiscal year ended December 31, 2022. Each of our directors attended all of the meetings held by the Board and the committees of the Board on which he served during the fiscal year ended December 31, 2022.

Meetings of Independent Directors. Our independent directors are expected, but not required, to meet without management present at least twice per year.

Director Attendance at the Annual Meeting of Stockholders

We encourage our director to attend our annual meetings of stockholders. All of our directors except Mr. Driscoll attended the 2022 annual meeting of stockholders.

Prohibition on Hedging and Pledging of Company Securities

We maintain an insider trading policy that applies to our officers, directors and employees that prohibits them from engaging in speculative transactions in our securities, such as short sales, puts, calls, straddles, hedging or monetization transactions, including but not limited to prepaid variable forwards, equity swaps, collars and exchange funds, or similar transactions. Since the adoption of our insider trading policy, the Audit Committee has not granted any such exemptions to the policy’s general prohibition on hedging and pledging.

Communications with the Board

Stockholders and interested parties wishing to communicate with the Board or any director or group of directors should direct their communications to: Secretary, Cellectar Biosciences, Inc., 100 Campus Drive, Florham Park, New Jersey 07932. The Secretary will forward the stockholder or interested-party communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication and take any appropriate legal action.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the Audit Committee for consideration or referred to the Board of Directors for consideration. Since January 1, 2021, we have not entered into or participated in any transactions in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 25, 2023, there were 9,740,507 shares of our common stock outstanding. The following table provides information regarding beneficial ownership of our common stock as of such date by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. In these cases, the information with respect to voting and investment power has been provided to us by the security holder. The identification of natural persons having voting or investment power over securities held by a beneficial owner listed in the table below does not constitute an admission of beneficial ownership of any such natural person. Shares included in the “Right to Acquire” column consist of shares that may be purchased through the exercise of options or warrants that are exercisable within 60 days of April 25, 2023.

Name and Address of Beneficial Owner	Outstanding	Right to Acquire	Total	Percentage
Rosalind Advisors, Inc.(1)	986,293	2,158,272	3,144,565	9.9%
James V. Caruso (2)	8,622	205,702	214,324	2.2%
Chad J. Kolean	24	5,000	5,024	*
Jarrod Longcor (3)	10,214	68,673	78,887	*
Frederick W. Driscoll	1,941	22,650	24,591	*
Asher Chanan-Khan, M.B.B.S., M.D.	-	10,400	10,400	*
Stefan D. Loren, Ph.D.	-	22,885	22,885	*
John Neis (4)	6,260	22,887	29,147	*
Douglas Swirsky	2,500	34,425	428,748	*
All directors and officers as a group (10 persons)	35,909	785,678	857,496	8.1%

*	Less than 1%

(1)	As reported in Schedule 13G/A filed with the SEC on February 14, 2023. Based on such 13G/A filing, each of Rosalind Advisors, Inc., Rosalind Master Fund L.P., Steven Salamon and Gilad Aharon has sole voting power over no shares, shared voting power over 3,144,565 shares, sole dispositive power over no shares and shared dispositive power over 3,144,565 shares. The address of each of Rosalind Advisors, Inc., Steven Salamon and Gilad Aharon is 15 Wellesley Street West, Suite 326, Toronto, Ontario, M4Y 0G7 Canada. The address of Rosalind Master Fund L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)	Shares in the “Right to Acquire” column consist of (i) 10,870 shares of common stock issuable upon the exercise of warrants held by Mr. Caruso and (ii) common stock issuable currently or within 60 days upon exercise of options to purchase 882,083 shares of common stock issued to Mr. Caruso.

(3)	Shares in the “Right to Acquire” column consist of (i) 32,609 shares of common stock issuable upon the exercise of warrants held by Mr. Longcor and (ii) common stock issuable currently or within 60 days upon exercise of options to purchase 279,666 shares of common stock issued to Mr. Longcor.

(4)	Consists of shares of common stock held by Advantage Capital Wisconsin Partners I, Limited Partnership. Venture Investors LLC is the submanager and special limited partner of Advantage Capital Wisconsin Partners I, Limited Partnership. The investment decisions of Venture Investors LLC are made collectively by five managers, including Mr. Neis. Each such manager and Mr. Neis disclaim such beneficial ownership except to the extent of his pecuniary interest therein. The address of Mr. Neis is c/o Venture Investors LLC, 505 South Rosa Road, #201, Madison, Wisconsin 53719. Shares in the “Right to Acquire” column consist of common stock issuable currently or within 60 days upon exercise of options to purchase 54,844 shares of common stock issued to Mr. Neis in his capacity as director.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers, or NEOs and related information. As a smaller reporting company, the Company has presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our each of NEOs for the years ended 2022 and 2021:

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	Other Compensation ($) (3)	Total ($)
James V. Caruso	2022	569,250	277,225	616,697	-	1,463,172
President and Chief Executive Officer	2021	522,500	156,750	1,472,000	-	2,151,250
Jarrod Longcor	2022	450,000	175,320	206,435	-	831,755
Chief Operating Officer (4)	2021	385,037	92,409	414,000	-	891,446
Chad J. Kolean	2022	290,417	113,146	58,080	-	461,643
Chief Financial Officer (5)	2021	N/A	N/A	N/A	N/A	N/A

(1)	Amounts in this column represent bonuses approved by the Compensation Committee based on its annual review of the performance of the executive officers against predetermined financial and strategic objectives established for the year. NEOs are paid the same percentage upon the achievement of financial objectives and may be paid varied percentages upon the achievement of strategic objectives depending on the subject matter.
(2)	The reported amounts represent the aggregate grant date fair value computed in accordance with ASC 718. All assumptions made regarding the valuation of equity awards can be referenced in Note 7 to the financial statements included in our Annual Report on Form 10-K filed with the SEC on March 9, 2023.
(3)	The methodology used to compute the aggregate incremental cost of perquisites and other personal benefits for each individual NEO is based on the total cost to the Company, and such costs are required to be reported under SEC rules when the total costs are equal to or greater than $10,000 in the aggregate for a NEO.
(4)	Mr. Longcor was promoted to the Company’s Chief Operating Officer on February 22, 2022. He had previously served as the Company’s Chief Business Officer and Senior Vice President of Operations since 2017.
(5)	Mr. Kolean was appointed as the Company’s Chief Financial Officer on February 22, 2022.

Employment Agreements

James V. Caruso. We entered into an employment agreement with Mr. Caruso as of June 15, 2015, as amended and restated on April 15, 2019, pursuant to which Mr. Caruso serves as President and Chief Executive Officer of the Company. Under the agreement, the Company pays Mr. Caruso a base salary that is adjusted from time to time. Mr. Caruso is also eligible for an annual bonus, based on performance, with an initial target of up to 50% of his base salary at the discretion of the Compensation Committee. If Mr. Caruso is terminated other than for cause or by Mr. Caruso for good reason within 12 months after a change in control (i.e. double trigger), he is entitled to severance in an amount equal to (i) 18 months of base salary, (ii) his then applicable target bonus payable over 18 months (a total of 1.5x the annual target bonus payable at the time of termination) and (iii) 18 months of payment or reimbursement of health insurance (equal to the premium paid by the Company prior to the date of termination), each payable in installments over 18 months. Following a termination of employment by the Company without cause or by Mr. Caruso for good reason that is not within 12 months after a change in control, Mr. Caruso is entitled to severance in an amount equal to 12 months base salary plus payment or reimbursement of health insurance for 12 months (equal to the premium paid by the Company prior to the date of termination). Each of the foregoing severance benefits is conditioned on Mr. Caruso’s execution of a release agreement in favor of the Company.

Jarrod Longcor. We entered into an employment agreement with Mr. Longcor as of July 15, 2016, as amended and restated on April 15, 2019 and amended on November 10, 2019. Under the agreement, Mr. Longcor receives a base salary that may be adjusted from time to time. Mr. Longcor is eligible for an annual bonus, based on performance, with an initial target of up to 30% of his base salary. If Mr. Longcor’s employment is terminated other than for cause or by Mr. Longcor for good reason, contingent upon the execution of a release agreement in favor of the Company, Mr. Longcor is entitled to (i) severance in an amount equal to nine months of 75% of Mr. Longcor’s annual base salary, provided that if such termination occurs within 12 months after a change in control (i.e. double trigger), such severance is increased to 12 months of Mr. Longcor’s full base salary, each payable in monthly installments, (ii) payment or reimbursement of health insurance (for nine 9 or 12 months, as applicable), each payable in monthly installments, (iii) a payment amount equal to the annual bonus Mr. Longcor would have received for the calendar year in which the termination occurred prorated for the number of days elapsed in such year, and (iv) outplacement services not to exceed $7,500.

Chad J. Kolean. We entered into an employment agreement with Mr. Kolean as of February 22, 2022. Pursuant to his employment agreement, Mr. Kolean receives an annual base salary of $340,000 and is eligible to receive an annual performance bonus with a target amount equal to 40% of his base salary. In the event of a dismissal without cause or resignation by Mr. Kolean for good reason, Mr. Kolean will be entitled to nine months of severance. In the event of dismissal without cause or resignation by Mr. Kolean for good reason, within the twelve months following a change in control, Mr. Kolean will be entitled to eighteen months of severance. Additionally, Mr. Kolean was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on February 22, 2022. The shares subject to the option award vest annually over three years such that 1/3 of the number of shares granted become exercisable on each anniversary of the grant date, with the option to purchase shares fully vested on the third anniversary of the grant date. Mr. Kolean is eligible for annual equity awards under the Company’s Amended and Restated 2021 Stock Incentive Plan.

2022 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2022 with respect to our NEOs:

		Option Awards				Stock Awards
Name	Date of Award	Number of securities underlying unexercised options (# exercisable)	Number of securities underlying unexercised options (# unexercisable)	Option Exercise Price ($/share)	Option Expiration date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
James V. Caruso	1/25/2022(1)	—	141,900	$5.50	1/25/2032	—	—
	3/4/2021(2)	53,333	106,667	$17.40	3/4/2031	—	—
	2/3/2020(2)	6,666	3,334	$27.10	2/3/2030	—	—
	1/17/2019	7,500	—	$19.90	1/17/2029	—	—
	10/12/2018	15,000	—	$26.10	10/12/2028	—	—
	5/12/2016	2,000	—	$148.00	5/12/2026	—	—
	6/15/2015	375	—	$2,640.00	6/15/2025	—	—
Jarrod Longcor	1/25/2022(1)	—	47,500	$5.50	1/25/2032	—	—
	3/4/2021(2)	15,000	30,000	$17.40	3/4/2031	—	—
	2/3/2020(2)	2,666	1,334	$27.10	2/3/2030	—	—
	1/17/2019	3,000	—	$19.90	1/17/2029	—	—
	10/12/2018	6,300	—	$26.10	10/12/2028	—	—
	9/18/2017	250	—	$183.00	9/18/2027	—	—
	7/15/2016	750	—	$293.00	7/15/2026	—	—
Chad J. Kolean	2/22/2022(2)	—	15,000	$4.90	2/21/2032	—	—

(1)	These shares vest in increments of one-third at first anniversary from grant date and then vesting in 24 equal monthly installments over a 24-month period beginning on the first anniversary of the grant date.
(2)	These shares vest annually in increments of one-third over three years from the date of grant. The exercise price equals the closing price on the date of grant.
(3)	These shares vest in three equal annual installments beginning on the first anniversary of the grant date.
(4)	These shares vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continuous employment by the Issuer on each vesting date.

Pursuant to the terms of the option award agreements, options granted pursuant to the Amended and Restated 2015 Stock Incentive Plan and the 2021 Plan become fully vested upon a termination event within one year following a change in control, as defined therein. A termination event is defined as either termination of employment other than for cause or constructive termination resulting from a significant reduction in either the nature or scope of duties and responsibilities, a reduction in compensation or a required relocation.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Compensation Committee considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.

Pay Versus Performance

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Total Shareholder Return ($)(5)	Net Income (Loss) ($)
2022	1,463,172	146,850	514,617	294,040	$6.87	(28,601,254)
2021	2,151,250	1,228,994	812,048	491,289	$26.51	(24,122,362)

(1)	James V. Caruso served as the Company’s principal executive officer (“PEO”) for the entirety of 2021 and 2022 and the Company’s other NEOs for the applicable years were as follows:
-	2022: Chad J. Kolean and Jarrod Longcor.
-	2021: Jarrod Longcor; John E. Friend II, M.D.; and Dov Elefant.

(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Caruso and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the principal executive officer for such years.

(3)	Amounts reported in this column represent the compensation actually paid to Mr. Caruso as the Company’s President and Chief Executive Officer in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

	PEO
	2022	2021
Summary Compensation Table - Total Compensation(a)	$1,463,172	$2,151,250
- Grant Date Fair Value of Option Awards Granted in Fiscal Year(b)	(616,697)	(1,472,000)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year(c)	127,710	715,200
+ Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(d)	(430,237)	(109,629)
+ Fair Value at Vesting of Option Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	178,023	93,111
+ Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	(84,783)	(1,417)
- Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	(490,338)	(147,572)
= Compensation Actually Paid	$146,850	$1,228,944

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

(b)	Represents the aggregate grant date fair value of the option awards granted to Mr. Caruso during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(c)	Represents the aggregate fair value as of the indicated fiscal year-end of Mr. Caruso’s outstanding and unvested option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by Mr. Caruso as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)	Represents the aggregate fair value at vesting of the option awards that were granted to Mr. Caruso and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)	Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award held by Mr. Caruso that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(g)	Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Caruso’s option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4)	Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Mr. Caruso in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other NEOs Average(a)
	2022	2021
Summary Compensation Table - Total Compensation(b)	$514,617	$812,048
- Grant Date Fair Value of Option Awards Granted in Fiscal Year(c)	(132,258)	(371,067)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year(d)	28,350	136,982
+ Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(e)	(61,221)	(49,257)
+ Fair Value at Vesting of Option Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	26,358	38,782
+ Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	(12,048)	(9,863)
- Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	(69,758)	(66,337)
= Compensation Actually Paid	$294,040	$491,289

(a)	Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.

(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

(c)	Represents the average aggregate grant date fair value of the option awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)	Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)	Represents the average aggregate fair value at vesting of the option awards that were granted to the reported NEOs and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(g)	Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(h)	Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(5)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals used to determine our named executive officers’ annual bonus payouts.

As is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. Accordingly, the Company’s compensation program is less influenced by metrics, such as net income. For 2021, the Company incurred a net loss of $24,122,362 while the “Compensation Actually Paid” for the CEO and for the other NEOs, on average, was $1,228,994 and $491,289, respectively. For 2022, the Company’s net loss increased to $28,601,254 while the “Compensation Actually Paid” for the CEO and for the other NEOs, on average, declined to $146,850 and $294,040, respectively. Because of the weighting of the Company’s executive compensation program towards long-term incentives in the form of stock options, our TSR, assuming a $100 investment in our common stock as of December 31, 2020, was $26.51 and $6.87 as of December 31, 2021 and 2022, respectively, while our “Compensation Actually Paid” for our CEO and the average of our other NEOs declined by $1,082,144 and $197,249, respectively, over the same period.

2022 Director Compensation

The following table sets forth certain information about the compensation of our non-employee directors who served during the year ended December 31, 2022:

Name	Year	Director Fees ($)(1)	Option Awards ($)(2)	Total ($)
Asher Chanan-Khan, M.B.B.S., M.D.	2022	$60,000	$23,010	$83,010
Frederick W. Driscoll	2022	60,000	23,010	83,010
Stefan D. Loren, Ph.D.	2022	60,000	23,010	83,010
John Neis	2022	60,000	23,010	83,010
Douglas J. Swirsky	2022	60,000	34,515	94,515

(1)	Director fees consist of annual cash fees for service.
(2)	Granted on June 24, 2022 at an exercise price of $4.10 per share, which fully vest on the first anniversary of the grant date, subject to continued service through applicable vesting date. All assumptions made regarding the valuation of equity awards can be referenced in Note 7 to the financial statements included in our Annual Report on Form 10-K filed with the SEC on March 9, 2023.

During 2022, we paid each of our non-employee directors a quarterly cash fee of $15,000. We reimbursed directors for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and undertaking certain matters on our behalf. Mr. Swirsky receives additional option awards for his service as Chairman of the Board of the Company. Directors who are our employees do not receive additional fees for their service as directors.

The aggregate number of option awards outstanding as of December 31, 2022 for each non-employee director was as follows:

Name	Stock Options Outstanding
Asher Chanan-Khan, M.D.	15,600
Frederick W. Driscoll	22,650
Stefan D. Loren, Ph.D.	22,885
John Neis	22,889
Douglas J. Swirsky	34,425

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	630,132	$13.74	635,753
Equity compensation plans not approved by security holders	116,125	$12.69	n/a
Total	746,257	$13.57	635,753

(1)	Includes our Amended and Restated 2015 Stock Incentive Plan and the Amended and Restated 2021 Plan. If Proposal Two is approved by our stockholders at the annual meeting, the number of shares of our common stock remaining available for issuance under our equity compensation plans will increase by 1,100,000 shares to 1,735,753 shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://investor.cellectar.com/ free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 28, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about April 28, 2023, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on the investor relations page of our website at https://investor.cellectar.com.

We will also provide, without charge, to any stockholder of record or beneficial owner of our common stock as of the Record Date, upon the written or oral request of any such persons, a copy or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC. Request for such copies should be addressed to the Secretary at: Investor Relations, Cellectar Biosciences, Inc., 100 Campus Drive, Florham Park, New Jersey 07932, by telephone at (608) 441-8120 or by e-mail to investors@cellectar.com.

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

APPENDIX A

CELLECTAR BIOSCIENCES, INC.
2021 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. General Purpose of the Plan; Definitions

The purpose of this 2021 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Cellectar Biosciences, Inc. (the “Company”) and its Subsidiaries (as defined below) to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Stock Appreciation Rights and Restricted Stock Units. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Subsidiary that the Holder’s employment or other relationship with the Company or any such Subsidiary should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Subsidiary) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Subsidiary or any other Subsidiary or on the Award holder’s ability to perform services for the Company or any such Subsidiary, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Subsidiary.

“Change of Control” shall have the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” shall mean March 4, 2021.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted in the Over-the-Counter Market provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted in the Over-the-Counter Market, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or a Subsidiary, or otherwise currently employed by the Company or a Subsidiary, (ii) does not receive compensation, either directly or indirectly, from the Company or a Subsidiary, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K and (v) otherwise meets the requirements under applicable law and the stock exchange on which the Common Stock are then traded.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a recipient’s right to and the payment of a Performance-Based Award granted pursuant to Section 11.

“Performance Share Award” means an Award pursuant to Section 8.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“Restricted Stock Unit” means an Award granted pursuant to Section 10.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, $0.00001 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 9.

“Subsidiary” means any subsidiary corporation of the Company, as defined in Section 424 of the Code.

“Termination Date” means the date, as determined by the Committee, that an individual’s employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as a Non-Employee Director, but, except as required by law, the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards, except that repricing of Stock Options and Stock Appreciation Right and a cash buyout of underwater Stock Options for cash shall not be permitted without stockholder approval; provided, however, that that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be ~~1,100,000~~ 2,200,0001 shares, plus an additional number of shares, that are currently available under the Company’s Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”) Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) or may be added back to the Plan pursuant to the next sentence, in each case subject to adjustment upon changes in capitalization of the Company as provided in this Section 3. All of the shares described in the previous sentence may be granted as Incentive Stock Options. For purposes of this limitation, the shares of Stock underlying any Awards, or awards under the 2015 Plan or 2006 Plan, as applicable, which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than (i) Shares tendered as payment for an option exercise; (ii) Shares withheld to cover taxes; (iii) Shares added back that have been repurchased by the Company using stock option proceeds; and (iv) stock-settled awards where only the actual shares delivered count against the Plan) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Change in Stock. Subject to Section 16 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock that can be granted to any one individual recipient, (iii) the maximum number of shares that may be granted under a Performance-Based Award, (iv) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

1 Marked changes reflect the impact of the 2022 Plan Amendment (increasing share pool by 500,000) and, if approved by stockholders at the Annual Meeting, the impact of the 2023 Plan Amendment (increasing share pool by 1,100,000).

(c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 3(a).

SECTION 4. Eligibility.

Incentive Stock Options may be granted to employees (including officer and directors who are also employees) of the Company or a Subsidiary, and all other Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company and its Subsidiaries (all such persons, “Eligible Persons”).

SECTION 5. Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of (or attestation to the ownership of) shares of Stock, not subject to restrictions under any Company plan, having a Fair Market Value equal in amount to the aggregate exercise price of the Options being exercised; or

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a Fair Market Value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Exercise Period following Termination. When an optionee’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the optionee’s Stock Options may be exercised within the period of time specified in the agreement evidencing the Option, to the extent that the Option is vested on the optionee’s Termination Date. In the absence of a specific period of time set forth in such agreement, Stock Options shall remain exercisable (to the extent vested on the optionee’s Termination Date): (i) for 90 days following the Termination Date upon retirement or any termination by us without cause; or (ii) for 30 days following voluntary termination by the optionee; or (iii) for 90 days following the Disability of the optionee; or (iv) for 180 days following the Termination Date upon termination for death; provided however that in no event shall any Option be exercisable after the expiration of the term of such Option; and provided further that in the event that an optionee’s employment with the Company or a Subsidiary has been terminated by the Company for Cause, as determined by the Committee in its sole discretion, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect.

(h) No Dividend Rights. Prior to exercise, Stock Options shall not have a right to receive dividend payments or dividend equivalent payments.

SECTION 6. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Stockholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock Award shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f) No Dividend Rights. Unvested shares of Restricted Stock shall not have a right to receive dividend payments or dividend equivalent payments with respect to unvested shares of Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals; provided however that the Committee, in its discretion, may provide either at the time of grant or at the time of settlement that a Performance Share Award will be settled in cash. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award (which may include, without limitation, continued employment by the recipient or a specified achievement by the recipient, the Company or any business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award or the Stock issuable thereunder. Upon the attainment of the specified performance goal shares of Stock (or cash, as applicable) shall be issued pursuant to the Performance Share Award as soon as practicable thereafter, but in no event later than two and one-half months after the calendar year in which such performance goal is attained.

SECTION 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock, a cash payment, or a combination of shares and cash (as provided in the Stock Appreciation Right) having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Any Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine; provided however that the term of a Stock Appreciation Right shall not exceed ten years. Stock Appreciation Fights shall not have a right to receive dividend payments or dividend equivalent payments.

SECTION 10. Restricted Stock Units.

A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the agreement evidencing the Award) for each Restricted Stock Unit awarded to a recipient and represents an unfunded and unsecured obligation of the Company. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Committee, in its discretion, may determine either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. Except to the extent that the Committee provides otherwise, a recipient’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the recipient’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries. Restricted Stock Units shall not have a right to receive dividend payments or dividend equivalent payments with respect to unvested shares of Restricted Stock Units.

SECTION 11. Performance-Based Awards.

(a) Performance-Based Awards. A Performance-Based Award shall be payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Goals it selects to use for any Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Committee may not exercise such discretion in a manner that would increase the amount of the Performance-Based Award.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award, the Committee shall select the Performance Goals for such grant (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable Performance Goals.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Period. The Committee shall then determine the actual size of each recipient’s Performance-Based Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance-Based Award if, in its sole judgment, such reduction or elimination is appropriate.

(d) No Dividend Rights. Performance-Based Awards shall not have a right to receive dividend payments or dividend equivalent payments.

SECTION 12. Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. The Committee may provide, in an award agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award; provided, that, in such case, the number of Shares that shall be so withheld shall be limited to the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on an amount that is up to the applicable maximum statutory tax withholding requirements; provided, that the exercise of such discretion by the Committee would not cause an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718.

(c) Notwithstanding any provision of this Plan, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties of any kind and with respect to any tax jurisdiction that may be imposed on or for the account of such Participant in connection with the Plan.

SECTION 13. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 14. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 3(b).

This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 15. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 16. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 16, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for termination of any Awards not exercised prior to the occurrence of a Change in Control; (iii) provide for payment to the holder of the Award of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control in exchange for cancellation of the Award; (iv) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control; (v) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (vi) make such other provision as the Committee may consider equitable to the holders of Awards and in the best interests of the Company.

(b) “Change of Control” shall mean: (a) with respect to an Award that is subject to section 409A of the Code, the occurrence of any event which constitutes a change of control under section 409A of the Code, including any regulations promulgated pursuant thereto; and (b) with respect to any other Award, the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(ii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;

(iv) individuals who constitute the Board on the Effective Date (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(v) a complete liquidation or dissolution of the Company.

SECTION 17. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Certificate of Incorporation and by-laws of the Company, issue shares of Stock hereunder in book entry form.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy, as in effect from time to time.

(e) Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

(f) Section 409A Awards. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(g) Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17(g), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(h) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

SECTION 18. Effective Date.

The Plan is effective as of March 4, 2021, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

SECTION 19. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

CELLECTAR BIOSCIENCES, INC.
100 CAMPUS DRIVE
FLORHAM PARK, NJ 07932

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V14902-P90845 KEEP THIS PORTION FOR YOUR RECORDS

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CELLECTAR BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stefan D. Loren, Ph.D.
02) Douglas J. Swirsky

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Note: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders and a Proxy Statement for the Annual Meeting of Stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V14903-P90845

CELLECTAR BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 14, 2023 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James Caruso, Chad Kolean and Asher Rubin, and each of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cellectar Biosciences, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually over the Internet at 10:00 AM, EDT on June 14, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side